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                                                                    EXHIBIT 21.1


                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES


Subsidiary Name                                                    Jurisdiction
---------------                                                    ------------
Na Pali, S.A.                                                            France
QS Retail, Inc.                                                      California
Mervin Manufacturing, Inc.                                           California
Mt. Waimea, Inc.                                                     California